Exhibit 10.80
AMENDMENT TO COMMERCIAL LOAN AGREEMENT
     THIS AMENDMENT dated as of January 14, 2010 (the “Amendment”) is made a part of that certain Commercial Loan Agreement (the “Commercial Loan Agreement”) and Addendum thereto dated December 31, 2008 (the “Addendum” and together with the Commercial Loan Agreement, the “Loan Agreement”) by and between Ullico Inc., a Maryland corporation (“LENDER”), and Patriot Risk Management, Inc. (“PRM”), a Delaware corporation (“PRM”), Patriot National Insurance Group, f/k/a Guarantee Insurance Group, Inc., a Delaware corporation (“PNIG”), Patriot Risk Services, Inc., a Delaware corporation (“PRS”), Suncoast Capital, Inc. (“SCI”), and Patriot Risk Management of Florida, Inc. (“PRMF”) (PRM, PNIG, PRS, SCI, and PRMF are referred to hereinafter individually as a “Borrower Party” and collectively as “Borrower”).
     WHEREAS, PRM, PNIG and PRS have collectively executed the Loan Agreement and related “Loan Documents” (as defined in the Loan Agreement) dated December 31, 2008, including, but not limited to, a Commercial Promissory Note (the “Original Note”), Guaranty of Steven M. Mariano (the “Guaranty”), Commercial Security Agreement (the “First Security Agreement”), Stock Pledge Agreement (the “Stock Pledge Agreement”), and Irrevocable Proxy together with a Consent dated December 31, 2008; and
     WHEREAS, Borrower is contemplating raising new capital by means of a public offering of common stock (the “Proposed Offering”) and proposes to use all, or a substantial portion of, the proceeds from the overallotment, if any, to pre-pay Lender, either in part or in full in accordance with the terms of the Loan Agreement and in connection with the Proposed Offering desires to obtain certain waivers and consents pursuant to the Addendum,
     FOR GOOD AND VALUABLE CONSIDERATION, the sufficiency and receipt of which are acknowledged, it is agreed as follows:
1.	With respect to Paragraph 8(d) of the Addendum, Lender hereby consents to the issuance of additional shares of common stock of PRM related to the Proposed Offering, and hereby consents and acknowledges that following the consummation of the Proposed Offering, Steven M. Mariano shall no longer hold an unencumbered 51% or more of the ownership and profit interest in PRM, or more than 51% of the voting control of PRM.

2.	With respect to Paragraph 30(g) of the Addendum, Lender hereby acknowledges notification of the transactions contemplated by, and the terms contained within, that certain Stock Purchase Agreement for Argonaut-Southwest Insurance Company by and between Argonaut Insurance Company and PRM dated as of December 18, 2009, attached as Exhibit A hereto. PRM plans to rename Argonaut-Southwest Insurance Company as Patriot Fire & Casualty Insurance Company post acquisition.

3.	With respect to Paragraph 30(e) of the Addendum, Lender waives any failure of Borrower to notify Lender of board meetings and stockholder meetings of PNIG and PRM.

4.	Paragraph 30(d) of the Addendum is modified to provide that any Borrower Party may pay any dividends on its outstanding capital stock at any time without Lender’s prior written consent when (i) PRM’s GAAP stockholder’s equity, calculated on a consolidated basis, is at least $50,000,000 and (ii) no Event of Default has occurred and is continuing.

5.	Upon the consummation of the Proposed Offering, Paragraph 30(e) of the Addendum shall, without further action, be amended to provide that the rights therein granted to Lender accrue only at such time as PRM’s stockholders’ equity, calculated on a consolidated basis, is less than $50,000,000.

6.	Borrower hereby ratifies and adopts this Amendment and agrees that the Amendment and Loan Documents, as may be modified herein, are enforceable against Borrower in accordance with the above terms.

7.	Borrower further agrees that this Amendment may be affixed to each and every Loan Document as evidence of the Amendment thereof in accordance with the above terms.

8.	Reference is made to that certain Indemnification and Pledge Agreement, dated as of January _, 2010, by and between PRM and Steven M. Mariano (“Mariano”) relating to the Proposed Offering (the “Indemnification Agreement”). In the event that the Proposed Offering occurs and the Indemnification Agreement goes into effect, as of the “Effective Date” (as defined in the Indemnification Agreement), Lender covenants and agrees that it will have been deemed to have released its lien on 500,000 shares of the capital stock of PRM that were pledged by Mariano as security for the Loan in accordance with the Stock Pledge Agreement (such shares consisting of the “Mariano Trust PRM Shares” (as defined in the Indemnification Agreement)). In such event, Lender covenants and agrees that it will deliver the original stock certificates evidencing such shares of capital stock of PRM at the direction of Borrower. In the event that the “Effective Date” does not occur and/or the Indemnification Agreement is otherwise terminated, Lender’s lien on such shares of capital stock of PRM shall remain in full force and effect in accordance with the terms of the Stock Pledge Agreement. Unless specifically amended hereby, all provisions, terms and conditions in the Stock Pledge Agreement shall otherwise remain unaltered and in full force and effect, and the respective terms, conditions and covenants thereof are hereby ratified and confirmed in all respects as originally executed.

9.	Lender hereby consents to amendment of the loan documents evidencing the loans in the original aggregate principal amount of $14,420,000 made to Borrower by Security Bank & Trust, as servicing agent for participant banks who are all collectively the successor in interest to Aleritas Capital Corporation f/k/a Brooke Credit Corporation, in substance similar to the amendments to the Addendum made hereunder.

10.	Borrower will pay all reasonable expenses, including the reasonable fees and expenses of legal counsel for Lender, incurred in connection with the preparation, negotiation, administration, amendment, modification or enforcement of this Amendment, the other Loan Documents, the collection or attempted collection of the

Loan and Lender’s rights hereunder and under the other Loan Documents, and in any proceedings (including, without limitation, bankruptcy or other insolvency proceedings) brought or threatened to enforce repayment of the Loan. Borrower shall pay such amounts to Lender upon demand.

11.	Borrower, on its own behalf and on behalf of its successors and assigns, by its execution hereof: (i) hereby acknowledges, admits and agrees that, as of the date of execution and delivery of this Amendment, there are no defenses, affirmative defenses, counterclaims or offsets relating to its obligations under or in respect of the Loan Documents or this Amendment or to the enforcement or exercise by Lender of any of its rights, powers or remedies under or in respect of the Loan Documents; or alternatively (ii) hereby irrevocably waives, relinquishes and releases any and all such objections, claims, defenses, counterclaims or offsets, that may exist as of the date hereof including, without limitation, any and all such objections, claims, defenses, counterclaims or offsets that are unknown, unsuspected, unanticipated or undisclosed as of such date.

12.	Lender agrees that, to its knowledge, upon execution of this Amendment, Borrower will be in compliance with non-financial covenants under the Loan Documents

13.	This Agreement shall be construed and governed by the laws of the State of Florida, except to the extent that the laws of a jurisdiction other than the State of Florida are required to govern any enforcement or foreclosure action with respect to any of the Pledged Shares.
     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same.
     Nothing herein shall be deemed to establish any course of dealing between Borrower and Lender such that Borrower shall have the right to request or receive, or Lender shall have the obligation to consider, any future waivers of Events of Default. Except as specifically stated herein, the execution and delivery of this Amendment shall in no way release, diminish, impair, reduce or otherwise affect the respective obligations and liabilities of Borrower or any other Person under any of the Loan Documents, all of which as amended hereby, shall continue in full force and effect. Borrower hereby ratifies and confirms the existence of each of the Loan Documents to which it is a party, each of the security interests created pursuant to each such Loan Document and each and every term, condition, obligation, liability, undertaking and covenant therein contained.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:		LENDER:

PATRIOT RISK MANAGEMENT, INC.		ULLICO INC.
a Delaware corporation

By:	/s/ Theodore G. Bryant	By:	/s/ David J. Barra

Printed Name:	Theodore G. Bryant	Printed Name:	David J. Barra

Title:	Sr. Vice-President & Secretary	Title:	CFO

PATRIOT NATIONAL INSURANCE GROUP, INC.		SUNCOAST CAPITAL, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Theodore G. Bryant	By:	/s/ Theodore G. Bryant

Printed Name:	Theodore G. Bryant	Printed Name:	Theodore G. Bryant

Title:	Sr. Vice-President & Secretary	Title:	Sr. Vice-President & Secretary

PRS GROUP, INC.		PATRIOT RISK SERVICES, INC.
a Delaware corporation		a Delaware corporation

By:	/s/ Timothy J. Ermatinger	By:	/s/ Timothy J. Ermatinger

Printed Name:	Timothy J. Ermatinger	Printed Name:	Timothy J. Ermatinger

Title:	Chief Executive Officer	Title:	Chief Executive Officer

PATRIOT RISK MANAGEMENT OF FLORIDA, INC.
a Delaware corporation

By:	/s/ Timothy J. Ermatinger

Printed Name:	Timothy J. Ermatinger

Title:	Chief Executive Officer